Exhibit 99.1

                             CONSENT OF STEVE SINGH

         I hereby consent to the inclusion in the Proxy Statement of Workstream Inc. (the "Company"), which is incorporated by reference into the Registration Statement on Form S-3 of the Company (File No. 333-112145), of (a) a reference naming me as a person about to become a director of the Company and (b) such other information regarding me as is required to be included therein under the Securities Act of 1933 and the rules and regulations promulgated thereunder.


                                                /s/ Steve Singh
                                                --------------------------------
                                                Steve Singh

Dated: October 25, 2004